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Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY
for
Tender of Shares of Common Stock
of
HERLEY INDUSTRIES, INC.
at
$19.00 Net Per Share Pursuant to the Offer to Purchase dated February 25, 2011 by
Lanza Acquisition Co.
an indirect wholly-owned subsidiary of
KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

THE OFFER AND THE WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, MARCH 24, 2011, OR THE "EXPIRATION DATE," UNLESS EXTENDED. SHARES TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF OUR OFFER TO PURCHASE, BUT NOT DURING ANY SUBSEQUENT OFFERING PERIOD.

        This offer is being made according to an Agreement and Plan of Merger, dated as of February 7, 2011 (the "Merger Agreement"), by and among Kratos Defense & Security Solutions, Inc., a Delaware corporation ("Kratos"), Lanza Acquisition Co., a Delaware corporation and an indirect wholly-owned subsidiary of Kratos (the "Purchaser"), and Herley Industries, Inc., a Delaware corporation ("Herley").

        This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $0.10 per share (collectively, the "Shares" and each a "Share") of Herley, are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach Wells Fargo Bank, National Association, a national banking association (the "Depositary") prior to the Expiration Time (as defined in the Offer to Purchase, dated February 25, 2011 (the "Offer to Purchase")). This form may be delivered or transmitted by overnight courier, facsimile transmission or mail to the Depositary AND MUST INCLUDE A GUARANTEE BY AN ELIGIBLE INSTITUTION (as defined in the Offer to Purchase). See Section 3—"Procedure for Tendering Shares" of the Offer to Purchase.

The Depositary for the Offer is:
Wells Fargo Bank, National Association, a national banking association

By Mail:	By Facsimile (for Guarantees of Delivery): For Eligible Institutions Only:	By Overnight Courier: (Until 6:00 P.M. Eastern Time on the expiration date)
Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions P.O. Box 64854 St. Paul, MN 55164-0854	Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions 866-734-9952 (FAX)	Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions 161 North Concord Exchange South St. Paul, MN 55075
For Confirmation Only Telephone: 800-468-9716

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN ONE SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN THE FACSIMILE NUMBER SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY TO THE DEPOSITARY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

THE GUARANTEE INCLUDED HEREIN MUST BE COMPLETED.

Ladies and Gentlemen:

        The undersigned represents that the undersigned owns and hereby tenders to Lanza Acquisition Co., a Delaware corporation and an indirect wholly-owned subsidiary of Kratos Defense & Security Solutions, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with any amendments or supplements thereto or hereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.

Signature(s):
(sign here)

Name(s) of Record Holder(s):

Number of Shares of Common Stock Tendered:

Certificate Number(s) (if available):
(please print)

Address(es):
(zip code)
☐
Check if securities will be tendered by book-entry transfer

Name of Tendering Institution:

Area Code and Telephone No.(s):

Signature(s):

Account No.:

Transaction Code No.:

Dated:	, 2011

 GUARANTEE
(Not to be used for signature guarantee)

        The undersigned, a financial institution that is a participant in the Security Transfer Agent Medallion Program, or any other "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company, in any such case together with a properly completed and duly executed Letter of Transmittal (or copy thereof), with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, all within three trading days on the NASDAQ Global Select Market after the date hereof.

        The Eligible Institution (as defined in the Offer to Purchase) that completes this form must communicate the guarantee to the Depositary and must deliver the properly completed and duly executed Letter of Transmittal (or copy thereof) or an Agent's Message and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address:

Area Code and Tel. No.:
(Authorized Signature)

Name:
(Please type or print)

Title:

Dated:	, 2011

        NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

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  Exhibit (a)(1)(C)
NOTICE OF GUARANTEED DELIVERY for Tender of Shares of Common Stock of HERLEY INDUSTRIES, INC. at $19.00 Net Per Share Pursuant to the Offer to Purchase dated February 25, 2011 by Lanza Acquisition Co. an indirect wholly-owned subsidiary of KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
The Depositary for the Offer is: Wells Fargo Bank, National Association, a national banking association
GUARANTEE (Not to be used for signature guarantee)